CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



To HUBCO, Inc.:

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 7, 1997 included in HUBCO's Annual Report on Form 10-K and of our report dated September 20, 1996 included in the annual report on Form 11-K for the year ended December 31, 1995 filed on behalf of the HUBCO, Inc. and Subsidiaries Savings and Investment Plan for Bargaining Unit Employees and to all references to our firm included in this Registration Statement.



                                                     /S/ ARTHUR ANDERSEN LLP

Roseland, New Jersey
June 4, 1997